UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 2, 2008, Cerus Corporation, or the Company, held its 2008 Annual Meeting of Stockholders. At this meeting, the stockholders, upon the recommendation of the Board of Directors, approved, among other items, the adoption of the Company’s 2008 Equity Incentive Plan, or the 2008 Plan. The 2008 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-related awards. The 2008 Plan also provides for the grant of performance awards that may be settled in cash, stock, or other property. Grants may be made to the Company’s and its affiliates’ officers, non-employee directors, employees and consultants.

The terms of the 2008 Plan are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2008 under the heading “Proposal 2 – Approval of 2008 Equity Incentive Plan,” and such description is incorporated herein by reference. This description is qualified in its entirety by reference to the copy of the 2008 Plan attached hereto as Exhibit 10.35 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.35	Cerus Corporation 2008 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: June 2, 2008	By:	/s/ William J. Dawson
William J. Dawson
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.35	Cerus Corporation 2008 Equity Incentive Plan